Exhibit 4.1



                          CONVERTIBLE PROMISSORY NOTE


$[_____________]                                             [__________], 2005
                                                                  Dallas, Texas


      FOR VALUE RECEIVED, the undersigned, BidGive International, Inc., a Delaware corporation (the " THE MAKER"), hereby unconditionally promises to pay to the order of [_______________], an individual and resident of the [State of _______] (the "PAYEE"), at such place as designated by the Payee, or at such other place or to such other party or parties as may be designated by the Payee from time to time, in lawful money of the United States of America, the principal amount of $[__________] and interest at the annual rate of [__]% payable in the amount of $[__________] (the "PAYMENT") on [_________], 200[_]
(the "MATURITY DATE").

      1. Notation of Indebtedness and Payments. The Payee is authorized to record the date and amount of the indebtedness evidenced by this Note, and the date and amount of each payment and prepayment of principal hereof on any schedule annexed hereto and made a part hereof, or on a continuation thereof which shall be attached thereto and made a part hereof, and any such notation shall be conclusive and binding for all purposes absent manifest error; provided, however, that failure by the Payee to make any such notation shall not affect the obligations of the Maker hereunder.

      2. Prepayment. This Note is subject to prepayment in whole or in part at any time or from time to time, without premium or penalty of any kind whatsoever. All partial prepayments shall be applied first to accrued but unpaid interest and then to the outstanding principal amount of this Note.

      3.    Default.

      (a) Each of the following shall constitute an "EVENT OF DEFAULT" under this Note:

            (i) The Maker shall fail to pay when due the Payment or any other amount due hereunder in the manner provided herein, and such default shall continue unremedied for a period of 10 business days; or

            (ii) A substantial part of any of the operations or business of the Maker is suspended, other than in the ordinary course of business, which suspension has a material adverse effect on the Maker's financial condition; or

            (iii) The Maker commences any case, proceeding or other action relating to it in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition, compromise, readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, compromise, readjustment of debt or similar act or law of any jurisdiction, now or hereafter existing, or consents to, approves of or acquiesces in, any such case, proceeding or other action,
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      or applies for a receiver,  trustee  or custodian for itself or for all or a substantial part of its properties or assets, or makes an assignment for the benefit of creditors, or fails generally to pay its debts as they mature or admits in writing its inability to pay its debts as they mature, or is adjudicated insolvent or bankrupt; or

            (iv) There is commenced against the Maker any case or proceeding, or any other action is taken against the Maker in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition, compromise, readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, compromise, readjustment of debt or similar act or law of any jurisdiction, now or hereafter existing; or there is appointed a receiver, trustee or custodian for the Maker or for all or a substantial part of its properties or assets; or there is issued a warrant of attachment, execution or similar process against any substantial part of the properties or assets of the Maker, and any such event continues for 90 days undismissed, unbonded or undischarged.

      (b) If any Event of Default shall have occurred and be continuing, the Payee may, by written notice to the Maker, declare this Note, all interest hereon and all other amounts, if any, payable hereunder or in respect of this Note to be forthwith due and payable, whereupon they shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Maker. Notwithstanding the foregoing, upon the occurrence of any of the events or conditions described in subsection (iii) or (iv) of Section 3(a) above, this Note, all interest hereon and all other amounts, if any, payable hereunder or in respect of this Note shall immediately become due and payable, without any requirement on the part of the Payee to give notice, or make declaration, of any kind regarding such Event of Default and without presentment, demand, pro-test or any other requirement on the part of the Payee, all of which are hereby expressly waived by the Maker.

      (c) From and after the occurrence of any Event of Default, and for so long as such Event of Default shall continue, the unpaid principal amount of this Note shall bear interest at a rate per annum equal to the lesser of (i) 18%, or (ii) the Highest Lawful Rate (as defined below), payable on demand.

      4. Waiver of Certain Demands and Notices. Presentment for payment, demand, notice of dishonor, protest, notice of protest and all other demands and notices in connection with the delivery, performance and enforcement of this Note are hereby expressly waived by the Maker.

      5. Payment of Court Costs. If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceedings, the Maker agrees to pay court costs, reasonable attorneys' fees and other costs of collection of the holder hereof.

      6. Usury. It is the intention of the Maker to conform strictly to applicable usury laws now or hereafter in force, and therefore all agreements between the Maker and the Payee are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof, acceleration of maturity of the unpaid principal balance hereof or otherwise, shall the amount paid or agreed to be paid to the Payee, for the use, forbearance or detention of the money to be advanced hereunder exceed the highest lawful rate permitted by applicable law. Regardless of any provision contained herein, or in any other documents or instruments executed in

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connection herewith, the Payee shall never be entitled to receive,  collect  or apply, as interest hereon, any amount in excess of the Highest Lawful Rate (hereinafter defined) and in the event the Payee ever receives, collects or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial prepayment of principal and treated hereunder as such; and, if the principal hereof is paid in full, any remaining
excess shall  be  refunded  to  the  Maker.   In determining whether or not the
interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate, the Maker and the Payee shall, to the maximum extent permitted under applicable law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) spread the total amount of interest throughout the entire contemplated term hereof; provided that if the interest received for the actual period of existence hereof exceeds the Highest Lawful Rate, the Payee shall either apply or refund to the Maker the amount of such excess as herein provided, and in such event the Payee shall not be subject to any penalties provided by any laws for contracting for, charging or receiving interest in excess of the Highest Lawful Rate. As used in this Note, the term "HIGHEST LAWFUL RATE" means, at any given time during which indebtedness shall be outstanding hereunder, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by this Note under the laws of the United States and applicable state law currently in effect or, to the extent allowed by law, under such applicable laws of the United States and applicable state law may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow, in any case after taking into account, to the extent required by applicable law, any and all relevant payments or charges under this Note and any documents executed in connection herewith.

      7.    Conversion.

      (a) Subject to and upon compliance with the provisions of this Section 7, the Payee shall have the right (the "CONVERSION RIGHT"), at its option, at any time and from time to time, subject to the "OPTION" (as defined below), to convert all or any portion of the outstanding principal amount of and accrued
but  unpaid   interest  on  this  Note  into  the  number  of  fully  paid  and nonassessable shares of unregistered common stock of the Maker, par value $.001 (the "COMMON STOCK"), obtained by dividing (i) the amount of this Note to be so converted, by (ii) the Conversion Price. For purposes of this Note, the term "CONVERSION PRICE" means $1.75, as adjusted from time to time pursuant to the provisions of this Section 7.

      (b)    In order to exercise the conversion right  provided  in  subsection
(a) above, the Payee shall notify the Maker in writing (a "CONVERSION NOTICE") that the Payee elects to convert this Note or a specified portion thereof, and the Payee shall contemporaneously surrender this Note at the office of the Maker for cancellation. Unless the shares issuable upon conversion are to be issued in the name of the Payee, the Conversion Notice shall be accompanied by instruments of transfer, in a form reasonably satisfactory to the Maker, duly executed by the Payee or its duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Maker demonstrating that such taxes have been paid). The Conversion Right is subject to the option of the Maker (the "OPTION"), upon receipt of a Conversion Notice, to pay the then-outstanding principal amount and any accrued but unpaid interest theron in full to the Payee within 30 days of the date on which the Maker receives the Conversion Notice, thereby effectively canceling the Payee's Conversion Right.

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      Provided  that  the  Maker does not exercise its Option, as  promptly  as practicable after the expiration of such 30-day period, and the compliance by the Payee with any other conditions set forth in this subsection (b), the Maker shall issue and shall deliver to the Payee, or otherwise in accordance with the Payee's written instruction, (i) a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of this Note in accordance with the provisions of this Section 7 (and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in subsection (c) of this Section 7), and (ii) if applicable, a new Note of like tenor in the original principal amount equal to the portion of this Note that has not been so converted.

      Each conversion of this Note shall be deemed to have been effected immediately prior to the close of business on the date on which the Conversion Notice is received by the Maker. The person or persons in whose name or names any certificate or certificates for the shares of Common Stock issuable upon any conversion of this Note shall be deemed to have become the holder or holders of record of the shares represented thereby at the time and on the date determined in accordance with the first sentence of this paragraph, and such conversion shall be at the Conversion Price in effect at such time on such date. All shares of Common Stock delivered upon conversion of this Note shall upon delivery be duly and validly issued and fully paid and nonassessable.

      (c)    No  fractional  shares  of  Common  Stock  shall  be  issued   upon
conversion of this Note. Instead of any fractional shares of Common Stock that would otherwise be issuable upon conversion of this Note, the Maker shall pay a cash adjustment in respect of such fractional share in an amount equal to the same fraction of the current market price (as defined in subsection (d)(iii) below) per share of Common Stock at the close of business on the day of conversion.

      (d) The Conversion Price is subject to adjustment from time to time upon the occurrence of any of the events specified in this subsection (d). For the purpose of this subsection (d), "COMMON STOCK" means shares now or hereafter authorized of any class of common stock of the Maker and any other stock of the Maker, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Maker without limit as to per share amount.

            (i) In case the Maker shall (A) pay a dividend or make a distribution in shares of Common Stock or other securities,
		  (B) subdivide its outstanding shares of Common Stock into a greater number of shares, (C) combine its outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of its shares of Common Stock other securities of the Maker, then the Conversion Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and/or the number and kind of securities issuable on such date, shall be proportionately adjusted so that the holder of this Note thereafter converted shall be entitled to receive the aggregate number and kind of shares of Common Stock (or such other securities other than Common Stock) of the Maker that, if this Note had been converted immediately prior to such date, the holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

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            (ii)  In the  event  that the Maker shall fix a record date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Maker is the surviving corporation) of cash, evidences of indebtedness or assets, or subscription rights or warrants, the Conversion Price to be in effect after such record date shall be determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price per share of Common Stock on such record date, less the amount of cash so to be distributed or the fair market value (as determined in good faith by, and reflected in a formal resolution of, the Board of Directors of the Maker) of the portion of the assets or evidences of indebtedness so to be distributed, or of such subscription rights or warrants, applicable to one share of Common Stock, and the denominator of which shall be such current market price per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such record date had not been fixed.

            (iii) For the purpose of any computation under any paragraph of this subsection (d), the "CURRENT MARKET PRICE" per share of Common Stock on any date shall be the per share price of the Common Stock on the trading day immediately prior to the event requiring an adjustment hereunder and shall be:
(A) if the principal trading market for such securities is a national or regional securities exchange, the closing price on such exchange on such day; or (B) if sales prices for shares of Common Stock are reported by the NASDAQ National Market System (or a similar system then in use), the last reported sales price so reported on such day; or (C) if neither (A) nor (B) above are applicable, and if bid and ask prices for shares of Common Stock are reported in the over-the-counter market by NASDAQ (or, if not so reported, by the National Quotation Bureau), the average of the high bid and low ask prices so reported on such day. Notwithstanding the foregoing, if there is no reported closing price, last reported sales price, or bid and ask prices, as the case may be, for the day in question, then the current market price shall be determined as of the latest date prior to such day for which such closing price, last reported sales price, or bid and ask prices, as the case may be, are available, unless such securities have not been traded on an exchange or in the over-the-counter market for 30 or more days immediately prior to the day in question, in which case the current market price shall be determined in good faith by, and reflected in a formal resolution of, the Board of Directors of the Maker.

            (iv) Notwithstanding any provision herein to the contrary, no adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price; provided, however, that any adjustments which by reason of this subsection (v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this subsection (d) shall be made to the nearest cent or the nearest one-hundredth of a share, as the case may be.

            (v) In the event that at any time, as a result of an adjustment made pursuant to subsection (d)(i), the holder of this Note thereafter converted shall become entitled to receive any shares of capital stock of the Maker other than shares of Common Stock, thereafter the number of such other shares so receivable upon conversion of this Note shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in this subsection (d), and the other

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      provisions  of  this  Note  shall  apply on like terms to any such  other shares.

            (vi) If the Maker merges or consolidates into or with another corporation or entity, or if another corporation or entity merges into or with the Maker (excluding such a merger in which the Maker is the surviving or continuing corporation and which does not result in any reclassification, conversion, exchange, or cancellation of the outstanding shares of Common Stock), or if all or substantially all of the assets or business of the Maker are sold or transferred to another corporation, entity, or person, then, as a condition to such consolidation, merger, or sale (a "TRANSACTION"), lawful and adequate provision shall be made whereby the holder of this Note shall have the right from and after the Transaction to receive, upon conversion of this Note and upon the terms and conditions specified herein and in lieu of the shares of the Common Stock that would have been issuable if this Note had been fully converted immediately before the Transaction, such shares of stock, securities, or assets as such holder would have owned immediately after the Transaction if such holder had converted this Note immediately before the effective date of the Transaction. The Maker shall not effect any Transaction unless prior to or simultaneously with the consummation thereof the successor corporation, entity, or person (if other than the Maker) resulting from the Transaction or purchasing assets or the business of the Maker in the Transaction shall assume by written instrument the obligation to deliver to the holder of this Note such shares of stock, securities, or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive.

            (vii) In case any event shall occur as to which the other provisions of this subsection (d) are not strictly applicable but the failure to make any adjustment would not fairly protect the conversion rights set forth in this subsection (d) in accordance with the essential intent and principles hereof, then, in each such case, the Maker shall effect such adjustment, on a basis consistent with the essential intent and principles established in this subsection (d), as may be necessary to preserve, without dilution, the conversion rights represented hereby.

      (e) The Maker agrees at all times to reserve and hold available out of the aggregate of its authorized but unissued Common Stock the number of shares of its Common Stock issuable upon the full conversion of this Note. The Maker further covenants and agrees that all shares of Common Stock that may be delivered upon the conversion of this Note will, upon delivery, be fully paid and nonassessable and free from all taxes and mortgages, pledges, security interests, encumbrances, liens or charges of any kind with respect to the issuance thereof hereunder.

      (f)    Upon  any adjustment of the Conversion Price pursuant to subsection
(d) of Section 7, the  Maker shall promptly thereafter cause to be given to the
holder of this Note written  notice  of  such  adjustment.   Such  notice shall
include the Conversion Price after such adjustment, and shall set forth in reasonable detail the Maker's method of calculation and the facts upon which such calculations were based. Where appropriate, such notice shall be given in advance and included as a part of any notice required to be given under the other provisions of this subsection (f).

      In the event of (i) any fixing by the Maker of a record date with respect to the holders of any class of securities of the Maker for the purpose of determining which of such holders are entitled to dividends or other distributions, or any rights to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities or property, or to receive any other right, or (ii) any capital reorganization of the Maker, or reclassification or recapitalization of

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the capital stock of the Maker or any transfer of all or substantially  all  of the assets or business of the Maker to, or consolidation or merger of the Maker with or into, any other entity or person, or (iii) any voluntary or involuntary dissolution or winding up of the Maker, then and in each such event the Maker shall give the holder of this Note a written notice specifying, as the case may be, (A) the record date for the purpose of such dividend, distribution, or right, and stating the amount and character of such dividend, distribution, or right, or (B) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, conveyance, dissolution, liquidation, or winding up is to take place and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities receivable upon the conversion of this Note) shall be entitled to exchange their shares of Common Stock (or such other stock securities) for securities or other property deliverable upon such event. Any such notice shall be given at least 40 days prior to the earliest date therein specified.

      (g) This Note does not entitle the holder hereof to any voting rights or other rights as a shareholder of the Maker, nor to any other rights whatsoever except the rights herein set forth.

      8.    Additional Covenants of the Maker.

      (a) The Maker shall comply with the reporting requirements of Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended, for so long as and to the extent that such requirements apply to the Maker.

      (b) The Maker shall not, by amendment of its Articles of Incorporation or Bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note. Without limiting the generality of the foregoing, the Maker (i) will at all times reserve and keep available, solely for issuance and delivery upon conversion of this Note, shares of Common Stock issuable from time to time upon conversion of this Note, (ii) will not increase the par value of any shares of capital stock receivable upon conversion of this Note above the amount payable therefor upon such conversion, and (iii) will take all such actions as may be necessary or appropriate in order that the Maker may validly and legally issue fully paid and nonassessable stock upon conversion of this Note.

      (c) Until the entire Principal Amount of and all accrued but unpaid interest on this Note is paid in full, the Maker shall not take any of the following actions without the prior written consent of the Payee (which consent shall not be unreasonably withheld):

            (i) sell all or a significant portion of the Maker's assets, or merge or enter into any combination or consolidation with another person or entity (other than a wholly-owned subsidiary of the Maker), in which it is not the surviving entity or

            (ii) directly or indirectly make or pay any cash dividends or make any distributions on any of its equity securities.

      9. Representations of the Payee. In connection with any exercise of the Conversion Right, the Payee hereby agrees, represents and warrants as follows:

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      (a)   Any shares of Common Stock receivable by the Payee upon exercise of the Conversion Right shall be obtained solely for the Payee's own account for investment and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

      (b) The Payee understands the speculative nature and risks of investments associated with the Maker and confirms that it is able to bear the risk of any investment therein, and that there may not be any public market for the shares of Common Stock receivable by the Payee upon exercise of the Conversion Right.

      (c) The Payee is aware of the Maker's business affairs and financial condition and has acquired sufficient information about the Maker to reach an informed and knowledgeable decision to evaluate the merits and risks of any investment in the Maker. The Payee further represents and warrants that he has discussed the Maker and its plans, operations and financial condition with its officers, has received all such information as he deems necessary and appropriate to enable him to evaluate the financial risk inherent in making any investment in the Maker and has received satisfactory and complete information concerning the business and financial condition of the Maker in response to all inquiries in respect thereof.

      (d) The Payee understands that any shares of Common Stock receivable by the Payee upon exercise of the Conversion Right will constitute restricted securities as that term is defined in Rule 144 under the Securities Act and that such shares may not be sold or transferred in the absence of a registration statement or an available exemption from registration.

      (e)   The Maker has disclosed to the Payee that:

            (i) Upon exercise of the Conversion Right, the Maker is under no obligation to register or seek an exemption under any federal and/or state securities acts for any sale or transfer of the shares of Common Stock receivable by the Payee upon exercise of the Conversion Right, and any such shares must be held indefinitely unless a transfer of them is subsequently registered under the Securities Act or an exemption from such registration is available, and that the Maker is under no obligation to register the any such shares; and

            (ii) The Company will make a notation in its records of the aforementioned restrictions on transfer and legends.

      9. Governing Law. This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of Texas. Venue for any action arising out of this Note shall lie exclusively in Dallas County, Texas.

      10. Permitted Transfer or Assignment by Holder. The holder of this Note may not transfer or assign to any person or entity all or any portion of this Note unless, prior to any transfer or assignment, the holder of this Note gives written notice to the Maker of such holder's proposal to effect such transfer or assignment, together with such information and other written assurances as the Maker may reasonably request with respect to the proposed transfer or assignment and the proposed transferee or assignee. The Maker and the holder of this Note acknowledge that the foregoing condition is intended only to ensure compliance with the provisions of the Securities Act

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
of 1933, as amended, and any applicable state securities laws in respect of the transfer or assignment of this Note.

      11. Successors and Assigns. This Note shall be binding upon the Maker and its successors, and shall inure to the benefit of the Payee and its successors and permitted assigns. The Maker shall not assign its obligations hereunder without the prior written consent of the Payee.

      12. Notices. Any notice, request, demand or other communication permitted or required to be given pursuant to this Note shall be in writing, shall be sent by one of the following means to the addressee at the address set forth below (or at such other address as shall be designated hereunder by notice to the other parties receiving copies, effective upon actual receipt) and shall be deemed conclusively to have been given: (a) on the first business day following the day timely deposited with Federal Express (or other equivalent national overnight courier) or United States Express Mail, with the cost of delivery prepaid; (b) on the fifth business day following the day duly sent by certified or registered United States mail, postage prepaid and return receipt requested; or (c) when otherwise actually delivered to the addressee. If a written notice or signed item is expressly required by another provision of this Note, a manually signed original must be delivered by the party giving it. Any other notice, request, demand or other communication also may be sent by telegram or facsimile, with the cost of transmission prepaid, and shall be deemed inclusively to have been given on the day duly sent. Copies may be sent by regular first-class mail, postage prepaid, to the parties set forth below, but any failure or delay in sending copies shall not affect the validity of any such notice, request, demand or other communication so given to a party. The addresses of the parties are as follows:

      (i)   If to the Maker:

                        BidGive International, Inc.
                        3229 Wentwood Drive, Suite 200
                        Dallas, Texas  75225
                        Attention:  James P. Walker, Jr.
                        Fax: (214) 691-2750

      (ii)  If to the Payee:

                        ____________________
                        ____________________
                        ____________________
                        Attention: ___________
                        Fax: ________________

      13. Severability. In case any provision of this Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      14. Amendments and Waivers. This Note may be amended only with the mutual consent of the Payee and the Maker. No amendment or waiver or modification of this Note shall be effective unless in writing and signed by both the Maker and the Payee.

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
      15. WAIVER OF JURY TRIAL. THE MAKER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS NOTE AND AGREES THAT ANY SUCH DISPUTE SHALL, AT THE OPTION OF THE PAYEE, BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.


                                    MAKER:

                                    BIDGIVE INTERNATIONAL, INC.


                                    By:
                                    Name:  James P. Walker, Jr.
				    Title: President and CEO


                                    PAYEE:


                                    By:    ____________________________________
                                    Name:  ____________________________________
                                    Title: ____________________________________







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